UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2019
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AAXN	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 13, 2019, Bret S. Taylor tendered his notice of retirement as a director of our company effective June 14, 2019. Mr. Taylor currently serves on our Mergers and Acquisitions Committee and as the chair of our Technology Committee.

Mr. Taylor’s board service was instrumental over the past five years as Axon built its Evidence.com software-as-a-service business with a growing customer base. His resignation is not due to any disagreements with Axon on any operations, policies or practices. A copy of Mr. Taylor's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. We sincerely thank Mr. Taylor for his commitment and extensive contributions to our company over the past five years and we look forward to working with him as a technology advisory board member, which is not a director role.

We will seek to fill the board position, thus maintaining a board with seven independent directors.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Exhibit Description
99.1	Mr. Taylor’s resignation letter, dated June 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2019	Axon Enterprise, Inc.
	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer